SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           NEW YORK HEALTH CARE, INC.
                (Name of registrant as specified in its charter)

         New York                                        11-2636089
(State or jurisdiction of                            (I.R.S. Employer
incorporation or organization)                       Identification No.)

                    1667 Flatbush Avenue, Brooklyn, NY 11210
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered           Name of each exchange on which
                                                  each class is to be registered

o    Common Stock, $.01 par value                 Boston Stock Exchange

o    Redeemable  Warrants,  two of which are exercisable for one share of Common
     Stock

o    Common Stock issuable upon exercise of Redeemable Warrants

o    Common Stock issuable upon exercise of the Representative's Warrants

o    Redeemable Warrants issuable upon exercise of the Representative's Warrants

o Common Stock issuable upon exercise of the Redeemable Warrants issuable upon exercise of the Representative's Warrants

o Common Stock issuable upon exercise of the Redeemable Warrants issuable upon exercise of the Representative's Warrants

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

Securities to be registered pursuant to Section 12(g) of the Act:

o    Common Stock, $.01 par value

o    Redeemable  Warrants,  two of which are exercisable for one share of Common
     Stock

o    Common Stock issuable upon exercise of Redeemable Warrants


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o    Common Stock issuable upon exercise of the Representative's Warrants

o    Redeemable Warrants issuable upon exercise of the Representative's Warrants

o Common Stock issuable upon exercise of the Redeemable Warrants issuable upon exercise of the Representative's Warrants

o Common Stock issuable upon exercise ofthe Redeemable Warrants issuable upon exercise of the Representative's Warrants







































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Item 1. Description of Registrant's Securities to be Registered.

The prospectus included in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-08155) is incorporated herein by reference.

Item 2. Exhibits

Copies of the  Registrant's  charter and bylaws are  included in the Exhibits to
the  Registrant's   Registration   Statement  on  Form  SB-2  (Registration  No.
333-08155) and are incorporated herein by reference.

Copies of each security to be registered hereunder are included in the Exhibits to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-08155) and are incorporated herein by reference.

                                    Signature


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   November  6, 1996

                                   NEW YORK HEALTH CARE, INC.




                                   By:  ---------------------------------------
                                        Jerry Braun
                                        President and Chief Executive Officer